UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 11, 2006
LINDSAY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2707 North 108th Street
Suite 102
Omaha, Nebraska	68164

(Address of principal executive offices)	(Zip Code)
(402) 428-2131
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Restated Certificate of Incorporation
Restated By-Laws
Press Release

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective December 11, 2006, Lindsay Manufacturing Co. (“Lindsay” or the “Company”) completed a merger of a wholly-owned subsidiary, Lindsay Corporation, with and into the Company. As a result, the Company changed its name from “Lindsay Manufacturing Co.” to “Lindsay Corporation.”
     Prior to the merger, the subsidiary had no liabilities and nominal assets and, as a result of the merger, the separate existence of the subsidiary ceased. The Company was the surviving corporation in the merger and, except for the name change provided for in the Certificate of Ownership and Merger, there was no change in the directors, officers, capital structure or business of the Company.
     There will be no change in the Company’s CUSIP number for the Company’s common stock, and the Company’s common stock will continue to be listed on the New York Stock Exchange under its current ticker symbol “LNN.”
Item 9.01. Financial Statements and Exhibits
3.1	Restated Certificate of Incorporation of the Company

3.2	Restated By-Laws of the Company

99.1	Press Release, dated December 11, 2006, issued by the Company
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2006	LINDSAY MANUFACTURING CO.
	By:	/s/ David Downing
David Downing, Vice President and
Chief Financial Officer